SCHEDULE 14A INFORMATION

         Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.)

Filed by the Registrant |X|

Filed by a Party other than the Registrant |_|

Check the appropriate box:

|X|   Preliminary Proxy Statement       |_|    Confidential, for Use of the
                                               Commission Only (as permitted
                                               by Rule 14a-6(e)(2)
|_|   Definitive Proxy Statement
|_|   Definitive Additional Materials
|_|    Soliciting Material Pursuant to Section 240.14a-11(c) or Section
       240.14a-12


                      ANCHOR CAPITAL ACCUMULATION TRUST
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               (Name of Registrant as Specified In Its Charter)

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   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
|X|   No fee required.

|_|   $125 per Exchange Act Rules  0-11(c)(1)(ii),  14a-6(i)(1), 14a-6(i)(2) or
      Item 22(a)(2) of Schedule 14A.

|_| $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

|_| Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      (1)   Title of each class of securities to which transaction applies:



      (2)   Aggregate number of securities to which transaction applies:



      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):



      (4)   Proposed maximum aggregate value of transaction:


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                      ANCHOR CAPITAL ACCUMULATION TRUST
                         579 Pleasant Street, Suite 4
                         Paxton, Massachusetts 01612
                                (508) 831-1171
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                  NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                         TO BE HELD NOVEMBER 30, 1998

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To The Shareholders of Anchor Capital Accumulation Trust:

                 Notice is hereby given that a Special Meeting of the Shareholders of Anchor Capital Accumulation Trust (the "Trust") will be held at 579 Pleasant Street, Suite 4, Paxton, Massachusetts 01612 on November 30, 1998, at 12:05 p.m., or any adjournment thereof, for the following purposes:

           (a) To consider and act upon a proposal to terminate the Trust's current Investment Advisory Contract between the Trust and Anchor Investment Management Corporation ("Anchor"), and to approve a new Investment Advisory Contract between the Trust and Progressive Investment Management, Inc. ("Progressive"). ("Proposal No. 1")

           (b) To ratify the selection of Livingston A. Haynes, P.C. as independent accountants for the Trust for its fiscal year ending December 31, 1998. ("Proposal No. 2")

           (c) To transact such other business as may properly come before the meeting, or any adjournments thereof.

                 If any of such Proposals are not approved by the Trust's shareholders, the Trust will not consummate the transactions contemplated in such unapproved Proposal, and each such Proposal shall be deemed disapproved. Shareholders of record at the close of business on October 2, 1998 are entitled to vote at the meeting and at any adjournment thereof. The Proposals are more fully discussed in the Proxy Statement. Please read it carefully before telling us, through your proxy, how you wish your shares to be voted. The Board of Trustees of the Trust, a majority of which is independent from the Investment Advisor and Meeschaert & Co., Inc., the Trust's principal underwriter, has unanimously approved each Proposal and recommends that you vote FOR each proposal. WE URGE YOU TO SIGN, DATE AND MAIL THE ENCLOSED PROXY PROMPTLY.

                                                By  Order  of  the   Board  of
                                                Trustees,

                                                  David Y. Williams, Secretary
                                                               October 2, 1998


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Shareholders  who do not expect to attend the meeting are  requested to indicate voting instructions on the enclosed proxy and to date, sign and return it in the accompanying postage-paid envelope. To avoid unnecessary duplicate mailings, we ask your cooperation in promptly mailing your proxy no matter how large or small your holdings may be.


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

                        ANCHOR CAPITAL ACCUMULATION TRUST
                          579 Pleasant Street, Suite 4
                           Paxton, Massachusetts 01612
                                (508) 831-1171

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                                 PROXY STATEMENT

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                             Meeting of Shareholders
                          To Be Held November 30, 1998

                             I N T R O D U C T I O N

This statement is furnished to the shareholders of Anchor Capital Accumulation Trust (the "Trust") in connection with the solicitation by, and on behalf of, the Trust's Board of Trustees of proxies to be used at a meeting (the "Meeting") to be held at 579 Pleasant Street, Suite 4, Paxton, Massachusetts 01612 on November 30, 1998, at 12:05 p.m., or any adjournment thereof. It is expected that the mailing of this proxy statement and form of proxy will be made on or about November 3, 1998.

The enclosed proxy, if properly executed and returned, will be voted (or withheld from voting) in accordance with the choices specified therein. The proxy will be voted in favor of each Proposal unless a choice is indicated to vote against or to abstain from voting on that Proposal. If a shareholder executes and returns a proxy but fails to indicate how the votes should be cast, the proxy will be voted in favor of each Proposal. The proxy may be revoked at any time prior to the voting by (1) writing to the Secretary of the Trust at 579 Pleasant Street, Suite 4, Paxton, Massachusetts 01612; (2) attending the meeting and voting in person; or (3) signing and returning a new proxy (if returned and received in time to be voted).

The cost of preparation and distribution of these proxy materials is an expense of the Trust. Any expenses so incurred will also be borne by the Trust. Brokers, banks, and other fiduciaries may be requested to forward soliciting
material  to   their  principals  and  to  obtain  authorization  for  the execution of proxies. For those services, if any, they will be reimbursed by the Trust for their out-of-pocket expenses.

The Trust's most recent annual and semi-annual reports are available upon request without charge from the Secretary of the Trust at the address and telephone number noted above.

Shares Outstanding and Entitled to Vote. As of October 2, 1998, the record date, there were 198,473 shares of the Trust issued and outstanding. All shares of the Trust have equal voting rights, and the holders of shares are entitled to one vote for each share (and a fractional vote for a fractional share) held of record at the close of business on the record date. Each Trustee and 5%


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

shareholder named, and all Trustees and officers as a group, have sole voting power and sole investment power with respect to the shares shown. Information with respect to beneficial ownership by such shareholders is based upon information furnished by each shareholder. As of October 2, 1998, the number of shares beneficially owned by each 5% shareholder, Trustee and of the Trustees and officers as a group was as follows:

       Trustees and Officers            Number of          % of Outstanding
                                          Shares                Shares
David W. C. Putnam (1)                        0                    *
Spencer H. LeMenager (1)                    351                    *
David Y. Williams (1)(2)                      0                    *
Maurice A. Donahue (1)                        0                    *
I. Ernie Butler (1)                           0                    *
J. Stephen Putnam (1)                     4,104                  2.07

File & Co. (1)                           11,047                  5.56
Fox & Co. (1)                            30,033                  15.13
Lazard Freres & Co. (1)                  78,274                  39.43
Key Trust Co. (1)                        10,060                  5.06

All Trustees and Officers as a group                             2.24

* An asterisk indicates that such shareholder is beneficial owner of less than 1% of the Trust's shares.

(1) The address of each Trustee, officer and 5% shareholder is c/o Christopher Williams, 579 Pleasant Street, Suite 4, Paxton, Massachusetts 01612.

(2) Interested person as defined in the Investment Company Act of 1940, as amended, because of his affiliation with the Trust's Investment Advisor and Distributor.



The Trust's Board of Trustees has an Audit Committee which is responsible for reviewing financial and accounting matters and which met once in 1997. The current members of the Audit Committee are Messrs. Spencer H. LeManager and Maurice A. Donahue. The Trust does not have a nominating or compensation committee.

The Trust pays each of the Trustees who are not "interested persons" as defined in the Act a fee of $300 for each meeting of the Board of Trustees, subject to a maximum of $1,200 per year, and reimburses them for their out-of-pocket expenses for attendance at such meetings. In 1997, the Trust paid an aggregate of $3,000 in Trustee's fees and expenses as follows: David W. C. Putnam, $1,000; Spencer
H. LeManager, $1,000; Maurice A. Donahue, $1,000.

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

There have been no purchases or sales of securities of the Investment Advisor or the Proposed Investment Advisor, Progressive Investment Management, Inc., or any Parents or Subsidiaries thereof since the beginning of the Trust's most recent completed fiscal year by any trustee or nominee for election as a trustee of the Trust.

Each Trustee serves in total as a trustee of five (5) registered investment companies (the "Trusts") managed by the Investment Advisor ("Fund Complex"). Each Trust pays each Trustee, who is not a director, officer or employee of the Investment Advisor, or any affiliated company, a meeting fee for each Board or committee meeting attended by such Board Member and reimburses travel and other out-of-pocket expenses incurred in connection with attending such meetings. The table below summarizes the compensation of the Trust's Board members for the fiscal year ended December 31, 1997 for the Trusts. The table also provides the total compensation of the Board Members by the Fund complex for the 1997 calendar year.

                               COMPENSATION TABLE
NAME OF PERSON(1)(2)       AGGREGATE COMPENSATION     TOTAL COMPENSATION FROM
                           FROM TRUST                 THE TRUST AND
                                                      THE FUND COMPLEX
David W.C. Putnam                   $333.34                   $3,000.00
Spencer H. LeMenager                $333.34                   $3,000.00
Maurice A. Donahue                  $333.34                   $3,000.00


(1) Mr. David Y. Williams received no compensation from any of the Trusts in the Fund Complex.
(2) The Board Members do not receive any pension or retirement benefits as compensation for their services to the
   Trusts.


                   APPROVAL OF INVESTMENT ADVISORY CONTRACT
                              BETWEEN THE TRUST AND
                   PROGRESSIVE INVESTMENT MANAGEMENT, INC.
                                (Proposal No. 1)

Background. The Trust is managed by the Investment Advisor, Anchor Investment Management Corporation, pursuant to an Investment Advisory Contract (the "Current Contract") dated June 22, 1998, and subject to the authority of its Board of Trustees. The Investment Advisor is located at 579 Pleasant Street, Suite 4, Paxton, Massachusetts 01612, where the Trust's principal offices are also located.

The Current Contract was last submitted to and approved by shareholders at a meeting held on June 22, 1998, for the purpose of approving two separate agreements for the performance of investment advisory and administrative services, respectively, of the Investment Advisor, which services were then being performed under a single agreement between the Trust and the Investment


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

Advisor. Pursuant to the Current Contract, the Investment Advisor provides investment advice and otherwise manages the investments and affairs of the Trust, subject to the supervision of the Trust's Board of Trustees. The Investment Advisor or its designated sub-administrator also furnishes to the Trust administrative services, office space, equipment, clerical personnel and statistical and research facilities.

The Proposed Investment Advisory Contract. The term of the Current Contract extends until June 21, 2000. The current Investment Advisor, Anchor Investment Management Corporation, has agreed to resign as Investment Advisor and terminate the Current Contract effective with the approval and appointment of the Proposed Investment Advisory Contract (the "Proposed Investment Advisory Contract") between the Trust and Progressive Investment Management, Inc. ("Progressive").

At a meeting held October 2, 1998, the Board of Trustees of the Trust, including a majority of those Trustees who are not "interested persons" of the Trust, the current Investment Advisor or Progressive, approved the terms of the Proposed Investment Advisory Contract. They also voted to recommend that the Trust's stockholders be asked to approve the Proposed Investment Advisory Contract.

Progressive is registered with the Massachusetts Secretary of State, Division of Securities as an Investment Advisor. Its principal place of business is 579
Pleasant Street, Suite 4, Paxton, Massachusetts 01612. Progressive is wholly-owned by Macle, S.A., a Luxembourg corporation, which in turn is wholly-owned by Paul L. Jaspard, who is a Vice President of the current Investment Advisor. Mr. Jaspard is the individual who has been primarily responsible for the day-to-day management of the Trust's portfolio for the past 15 years. Mr. Jaspard is also President of Linden Investment Advisors, S.A., an investment advisory firm headquartered in La Hulpe, Belgium. As indicated in the Trust's Prospectus, Mr. Jaspard has managed the investment portfolios of the Trust and other registered investment companies, as well as other institutional clients, for more than ten years. Under the Proposed Investment Advisory Contract, Mr. Jaspard would continue to be the person who is primarily responsible for managing the Trust's investments. Progressive does not provide investment advisory services to any other investment management companies.

If approved by the shareholders, the Proposed Investment Advisory Contract would be effective as of the date of such approval and, like the Current Contract, may be extended from year to year if approved at least annually (a) by the vote of a majority of the outstanding shares of the Trust or by the Board of Trustees, and in either case, (b) by vote of a majority of the Trustees of the Trust who are not parties to the contract or "interested persons" (as that term is defined in the Investment Company Act of 1940) of any such party cast in person at a meeting called for such purpose.

The Proposed Investment Advisory Contract is substantially identical to the Current Contract with respect to the provisions of investment advisory services to the Trust. Specifically, the same individuals will be responsible for managing the investments of the Trust, and there will be no change in the rate of advisory fees from that imposed under the Current Contract. The only material difference between the Proposed Investment Advisory Contract and the Current Contract is that Paul Jaspard will be performing investment advisory services for the Trust through Progressive rather than Anchor Investment Management Corporation. Amendments to the Proposed Investment Advisory Contract require similar approval by the shareholders and "disinterested" Trustees. The Current


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

Contract is terminable at any time without penalty by the Board of Trustees of the Trust or by vote of a majority of the Trust's shares on 60 days' written notice or by the Investment Advisor on 90 days' written notice. The Current Contract terminates automatically in the event of its assignment.

The Trust pays the Investment Advisor, as compensation under the Current Contract, a fee of 3/4 of 1% per annum of the average of the daily aggregate net values of the Trust computed as of the close of business of each business day. This fee would remain in effect under the Proposed Investment Advisory Contract. This fee is higher than that of most other investment companies. Such fee is payable not more frequently than monthly and not less frequently than quarterly. During the fiscal year ended December 31, 1997, the Trust paid an aggregate management fee of $96,272 to the Investment Advisor and pricing and bookkeeping fees in the amount of $18,500.

The Proposed Investment Advisor's Officers and Directors, including their respective addresses and principal occupations and their office (if any) with the Trust, are as follows:

         Paul Jaspard, President and Director; his principal occupation is being Chief Executive Officer of Linden Investment Advisors, S.A. an investment advisor; his address is 67 Avenue Terlinden, La Hulpe, Belgium.

         David Y. Williams, Secretary, Treasurer and Director; his principal occupation is President of Anchor Investment Management Corporation, an investment advisor; he is President and Director with the Trust; his address is 579 Pleasant Street, Suite 4, Paxton, MA 01612.

         Guy Weistroffer, Director; his principal occupation is legal advisor and managing director of Citabel Sports, S.A.R.L., a sporting goods store; his address is 58 Rue des Celtes, L-1318, Luxembourg.

         Christopher Y. Williams, Vice President and Assistant Secretary; his principal occupation is Vice President of Anchor Investment Management Corporation, an investment advisor; he is Vice President and Asst. Secretary with the Trust; his address is 579 Pleasant Street, Suite 4, Paxton, MA 01612.

         Joseph C. Williams, Vice President and Assistant Treasurer; his principle occupation is Vice President of Anchor Investment Management Corporation, an investment advisor; he is Vice President and Asst. Treasurer with the Trust; his address is 579 Pleasant Street, Suite 4, Paxton, MA 01612.


Macle, S.A. is the sole record and beneficial owner of the issued and outstanding stock of Progressive. Neither Messrs. David Y. Williams, Christopher Y. Williams, nor Joseph C. Williams owns any securities of Progressive or its parent Macle, S.A.

The total brokerage commissions paid by the Trust for its fiscal year ended December 31, 1997, were $1,760. The only broker affiliated with the Trust, Meeschaert & Co., Inc. (the "Distributor"), 579 Pleasant Street Ste. 4, Paxton, MA, received $1,760 in brokerage commissions during such fiscal year, representing 100% of the total commissions paid. The aggregate dollar value of transactions effected by the Trust on which commissions were paid during such fiscal year was $1,260,554. The dollar value of such transactions effected through the Distributor was $1,260,554, representing 100% of such total transactions.

Decisions to buy and sell securities for the Trust are made pursuant to recommendations by the Investment Advisor. The Trust, through the Investment Advisor, seeks to execute its transactions on the most favorable terms and in the most effective manner possible. To the extent consistent with the policy of seeking best price and execution, a portion of the Trust's transactions may be executed through the Distributor, which is an affiliate of the Investment Advisor. In the event that this occurs, it will be on the basis of what management believes to be current information as to rates which are generally competitive with the rates available from other responsible brokers and the lowest rates, if any, currently offered by the Distributor. In selecting among broker-dealer firms to execute its transactions, the Trust, through the Investment Advisor, may give consideration to those firms which have sole, or are selling, shares of the Trust. No persons acting on behalf of the Trust are authorized to pay a broker a brokerage commission in excess of that which another broker might have charged for effecting the same transaction.

The Distributor is 50% owned by Luc E. Meeschaert and 50% owned by David Y. Williams. The Investment Advisor and the Distributor are affiliated through common control with Societe D'Etudes et de Gestion Financieres Meeschaert, S.A. ("Societe D'Etudes"), one of France's largest privately-owned investment management firms. Societe D'Etudes was established in Roubaix, France, in 1935 by Emile C. Meeschaert, and presently manages, with full discretion, an aggregate amount of approximately $1.5 billion for about 8,000 individual (and institutional) customers with $250 million in French mutual funds managed by the organization. Luc E. Meeschaert is the Chief Executive Officer and a Director of Societe D'Etudes and owns approximately 59% of its outstanding shares, which in turn is the beneficial owner of 1.07% of the Trust's shares.

The Board of Trustees of the Trust, including a majority of the Disinterested Trustees, approved the terms of the Proposed Investment Advisory Contract at a meeting held on October 2, 1998. True, complete and correct copies of the Proposed Investment Advisory Contract and the Current Contract are attached hereto as Exhibit "A". The descriptions of such Contracts set forth herein are qualified in their entirety by reference to Exhibit A. The Board of Trustees determined at that meeting to submit the terms of the Proposed Investment Advisory Contract to the shareholders of the Trust for their approval.

In recommending approval of the Proposed Investment Advisory Contract, the Trustees first recognized the intent of the Investment Advisor to resign as investment advisor to the Trust because of the desire of its French institutional clients to refocus their investments away from the largely U.S.-based equities comprising the Trust's investments to European-based equities. This change in the assets favored by the Investment Advisor's principal clients is responsible for the magnitude of recent redemptions of Trust assets.

To counteract the effects of such redemptions by clients of the current Investment Advisor, the Trustees noted Paul Jaspard's plan to market investments


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in the Trust to other European institutional  investors for whom he has provided investment advisory services through his Belgian-based investment advisory firm. In this regard, the Trustees noted evidence of the high reputation and broad contacts of Mr. Jaspard and his Belgian-based investment advisory firm among certain European institutional investors.

In considering the effects of the proposed change of management on current Trust stockholders, the Trustees noted the following material factors: (1) there would be no change in the individuals responsible for the Trust's day-to-day management, including Mr. Jaspard's relatively conservative investment management style; (2) if Mr. Jaspard's marketing plan results in an increase in the Trust's net assets, the Trust's expense ratio would decrease, which would benefit both existing and future stockholders; (3) there would be no increase in the rate of investment advisory or administrative fees payable by the Trust under the Proposed Investment Advisory Contract; and (4) the types of expenses payable by the Trust under the Proposed Investment Advisory Contract would not change from those payable under the Current Contract. In view of these and such other factors as they deemed relevant, the Trustees concluded that the terms of the Proposed Investment Advisory Contract were virtually identical to the Current Contract, that the Proposed Investment Advisory Contract and the fees to be paid thereunder are fair and reasonable for current as well as for prospective investors, and that the Trust's existing stockholders should not be adversely affected by adoption of the Proposed Investment Advisory Contract. The Board also considered, with its counsel, the quality of the investment advisory services which have been provided to the Trust and which would continue to be provided after the execution of the Proposed Investment Advisory Contract by the same personnel, with no change in fee rates payable by the Trust to the Investment Advisor for such services. For the fiscal year ended December 31, 1997, the total advisory fees accrued or paid by the Trust to the Investment Advisor were $96,272. Based on these and other considerations, the Board unanimously recommended approval of the Proposed Contracts.

The Proposed Investment Advisory Contract will become effective on the date that shareholders approve the same. The Proposed Investment Advisory Contract will remain in effect for 2 years after such effective date, and thereafter for successive annual periods as long as such continuance is approved at least annually by a majority of the Trustees who are not "interested persons" as defined in the Act or by the vote of a majority of the outstanding voting securities of the Trust. The Proposed Contract is terminable at any time without penalty by the Board of Trustees of the Trust or by vote of a majority of the Trust's shares on 60 day's written notice or by the Investment Advisor on 90 days' written notice.

Vote Required. An affirmative vote of the holders of a "majority" (as defined in the Investment Company Act) of the outstanding voting securities of the Trust is required for approval of the Proposed Contract. Such "majority" vote is defined in the Investment Company Act as the vote of the holders of the lesser of: (i) 67% or more of the voting securities present or represented by proxy at the Meeting, if the holders of more than 50% of the outstanding voting securities are present or represented by proxy, or (ii) more than 50% of the outstanding voting securities. The Board of Trustees recommends a vote in favor of approving the Proposed Investment Advisory Contract.

                        SELECTION OF INDEPENDENT AUDITORS
                                (Proposal No. 2)

            The Board of Trustees of the Trust, including a majority of the Trustees who are not interested persons of the Trust, has continued the engagement of the firm of Livingston & Haynes, P.C. as independent auditors of the Trust for its fiscal year ending December 31, 1998. Livingston & Haynes, P.C. has continuously served as independent auditor of the Trust since its fiscal year ending December 31, 1990. The Trust knows of no direct or indirect financial interest of such firm in the Trust. Such selection is subject to ratification or rejection by the shareholders of the Trust. In addition, the vote of the Trustees is subject to the right of the Trust, by vote of a majority of its outstanding voting securities at any meeting called for the purpose of voting on such action, to terminate such employment without penalty. Unless a contrary specification is made, the accompanying proxy will be voted in favor of ratifying the selection of such auditors. Representatives of Livingston & Haynes, P.C. are not expected to be present at the meeting of the shareholders.

            Livingston Haynes, P.C. also acts as independent auditors for the Investment Advisor and all the other investment companies for which the Investment Advisor acts as investment Advisor. The fees received by Livingston & Haynes, P.C. from these other entities are substantially greater, in the aggregate, than the total fees received by it from the Trust. The Board of Trustees of the Trust considered the fact that Livingston & Haynes, P.C. has been retained as the independent auditors of the Investment Advisor and the other entities described above in its evaluation of the independence of Livingston & Haynes, P.C. with respect to the Trust.

            Vote Required. An affirmative vote of the holders of a "majority" of the outstanding voting securities of the Trust is required for approval of this Proposal. The requirements for such "majority" vote under the Investment Company Act are the same as those described above for Proposal No. 1. The Board of Trustees recommends a vote in favor of approving this Proposal.



                             ADDITIONAL INFORMATION

                        RECEIPT OF SHAREHOLDER PROPOSALS

The Trust is not required to hold shareholder meetings on a regular basis. Special meetings of shareholders may be called from time to time by either the Trust or the shareholders. Under the Security Exchange Commission's proxy rules, shareholder proposals which meet certain conditions may be included in the Trust's proxy statement and proxy for a particular meeting. Those rules require that for future meetings, the shareholder must be a record or beneficial owner of Trust shares with a value of at least $1,000 at the time the proposal is submitted and for one year prior thereto, and must continue to own such shares through the date on which the meeting is held. Another requirement relates to the timely receipt by the Trust of any such proposal. Under those rules, a proposal submitted for inclusion in the Trust's proxy material for the next meeting after the meet to which this proxy statement relates must be received by the Trust a reasonable time before the solicitation is made. The fact that the Trust receives a proposal from a qualified shareholder in a timely manner does not ensure its inclusion in the proxy material, since there are other requirements under the proxy rules for such inclusion.


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


                                 OTHER BUSINESS

Management of the Trust knows of no business other than the matters specified above which will be presented at the Meeting. Since matters not known at the time of the solicitation may come before the Meeting, the proxy as solicited confers discretionary authority with respect to such matters as properly come before the Meeting, including any adjournment or adjournments thereof, and it is the intention of the persons named as attorneys-in-fact in the proxy to vote the proxy in accordance with their judgment on such matters.

                                       By Order of the Board of Trustees,

                                       /s/ David Y. Williams
                                       David Y. Williams, Secretary
October 2, 1998

--------------------------------------------------------------------------------
                                       PROXY
--------------------------------------------------------------------------------

                         ANCHOR CAPITAL ACCUMULATION TRUST

             THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES
                 Special Meeting of Stockholders - October 30, 1998

The undersigned hereby appoints David Y. Williams, Christopher Y. Williams, and Peter K. Blume, and each of them, the proxies of the undersigned, with power of
substitution  to  each  of  them  to  vote  all  shares  of  Anchor   Capital
Accumulation Trust which the undersigned is entitled to vote at the Special Meeting of Stockholders of Anchor Capital Accumulation Trust to be held on October 30, 1998 at 12:05 p.m., at 579 Pleasant Street, Suite 4, Paxton, Massachusetts 01612, and at any adjournments thereof.

UNLESS OTHERWISE SPECIFIED IN THE SQUARES AND/OR ON THE LINE PROVIDED, THE UNDERSIGNED'S VOTE WILL BE CAST FOR PROPOSALS (1), (2) AND (3).

1.  Proposal to Approve Investment      FOR   [__] AGAINST  [__] ABSTAIN  [__]
    Advisory Contract with Progressive
    Investment Management, Inc.

2.  Ratification of the selection       FOR   [__] AGAINST  [__] ABSTAIN  [__]
    of Livingston & Haynes, P.C.
    as independent certified public
    accountants of the Trust for its
    fiscal year ending December 31, 1998.

3.  In their discretion on any other    FOR   [__] AGAINST  [__] ABSTAIN  [__]
    business which may properly come
    before the meeting or any
    adjournments thereof.

                                       Please  sign  exactly  as your name or
                                       names appear at left.  When signing as
                                       attorney,   executor,   administrator,
                                       trustee or guardian,  please give your
                                       full title as such.


---------------------------            ----------------------------------------
       (Account No.)                            (Signature of Stockholder)


---------------------------            -----------------------------------------
        (Shares)                          (Signature of joint owner, if any)

                                          Date _________________________, 1998


               PLEASE SIGN AND RETURN PROMPTLY IN ENCLOSED ENVELOPE
                             NO POSTAGE IS REQUIRED


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